EXHIBIT 10.1
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 18, 2008, is by and between 1236929 Alberta Ltd. (the “Shareholder”) and ION Geophysical Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used herein are defined in Section 6 below. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Share Purchase Agreement (as hereinafter defined).
RECITALS:
     WHEREAS, the Shareholder, ARAM Systems Ltd., an Alberta corporation (“ARAM”), and Canadian Seismic Rentals Inc., an Alberta corporation (“CSRI” and, together with ARAM, the “Acquired Entities”), certain other shareholders of the Acquired Entities and the Company entered into that certain Share Purchase Agreement dated as of July 8, 2008, and entered into that certain Amended and Restated Share Purchase Agreement dated September 17, 2008 (as such Amended and Restated Share Purchase Agreement may be further amended, restated, modified or supplemented, the “Share Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the purchase by the Company of 100% of the issued and outstanding shares of the Acquired Entities held by the Shareholder and such other shareholders (the “Share Purchase”);
     WHEREAS, the Buyer Common Stock is listed on the NYSE;
     WHEREAS, as part of the consideration to be paid in the Share Purchase, the Shareholder has acquired the Share Consideration, consisting in the aggregate, of 3,629,211 shares of Common Stock;
     WHEREAS, in order to induce the Shareholder to consummate the transactions under the Share Purchase Agreement, the Company has agreed to provide certain registration rights on the terms and subject to the conditions set forth herein;
     WHEREAS, in order to induce the Company to consummate the transactions under the Share Purchase Agreement, the Shareholder has agreed to be bound by the terms and conditions set forth herein; and
     WHEREAS, it is a condition to the closing of the transactions under the Share Purchase Agreement that the Shareholder and the Company enter into this Agreement.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1. REGISTRATION UNDER THE SECURITIES ACT.
     1.1 Registration.
     As soon as practicable after the Financial Statements Delivery Date, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on the appropriate form for the purpose of registering under the Securities Act (as hereinafter defined) all of the Registrable Shares (as hereinafter defined) for distribution by the Shareholder (the “Registration Statement”). The Company agrees to use its Best Efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof with the SEC.

The registration of such Registrable Shares to be effected pursuant to this Agreement is referred to herein as the “Registration.” The Company shall keep the Registration Statement effective (including through the filing of any required post-effective amendments) until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been distributed by the Shareholder and (ii) the date that is the first anniversary of the effective date of the Registration Statement; provided, that such date shall be extended by the amount of time of any period during which the Shareholder may not use the Registration Statement pursuant to the terms of Section 1.2(e) or Section 2 below, or as a result of a breach by the Company of its obligations hereunder. Thereafter, the Company shall be entitled to withdraw the Registration Statement and, upon such withdrawal, the Shareholder shall have no further right to distribute any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).
     1.2 Registration Procedures. Subject to the terms and conditions hereof, the Company shall use its Best Efforts to effect the registration of such Registrable Securities for resale or distribution by the Shareholder in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:
(a)	prepare and file with the SEC the Registration Statement with respect to such Registrable Securities (and any amendment, including any post-effective amendment, to the Registration Statement that the Company deems to be necessary) and use its Best Efforts to cause the Registration Statement to become effective within sixty (60) days after the Financial Statements Delivery Date and to comply with the provisions of the Securities Act applicable to it (provided that before filing the Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the Shareholder copies of all such documents proposed to be filed so as to provide the Shareholder and its counsel a reasonable opportunity to review and comment on such documents);

(b)	furnish to the Shareholder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Shareholder may reasonably request in order to facilitate the distribution of the Registrable Securities owned by the Shareholder;

(c)	make such filings of the prospectus, and any amended or supplemented prospectus, as may be required under Rule 424 and keep the Registration Statement with respect to such Registrable Securities effective for the time periods specified in Section 1.1 in order to permit the prospectus forming a part thereof to be usable for the offer and sale or distribution of the Registrable Securities owned by the Shareholder;

(d)	use its Best Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Shareholder (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)	notify the Shareholder (i) when the Registration Statement or any post-effective amendment has become effective under the Securities Act, (ii) of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (whereupon the Shareholder shall immediately cease any offers, sales or other distribution of Registrable Securities thereunder), and, at the request of the Shareholder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Shareholder in connection with the distribution of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Registrable Securities included in the Registration Statement for sale or distribution in any jurisdiction;

(f)	cause all such Registrable Securities to be listed on the NYSE and on each securities exchange on which similar securities issued by the Company are then listed;

(g)	in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale or distribution in any jurisdiction, the Company shall use its Best Efforts promptly to obtain the withdrawal of such order and shall prepare and file an amended or supplemented prospectus, if required; and

(h)	use its Best Efforts to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholder to consummate the resale and distribution of such Registrable Securities.
     1.3 Expenses.
(a)	Registration Expenses. All Registration Expenses (as hereinafter defined) shall be borne by the Company.

(b)	Selling Expenses. All fees and expenses of counsel for the Shareholder, state securities or blue sky fees and expenses and broker or dealer discounts or commissions attributable to the sale or distribution of the Registrable Securities shall be borne solely by the Shareholder.

SECTION 2. LOCKUP AGREEMENT.
     2.1 The Shareholder hereby agrees to not effect any public sale or distribution (including any sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and the ninety (90) day period beginning on, the effective date of any underwritten registered public offering of equity securities of the Company or securities convertible or exchangeable into or exercisable for equity securities of the Company, unless the underwriters managing the registered public offering otherwise agree, and the Shareholder will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant. The Company will give the Shareholder at least ten (10) days prior notice of any such effective date. The Shareholder shall not be obligated to comply with the provisions of this Section 2.1 more than two (2) times in any 12-month period.
SECTION 3. INDEMNIFICATION.
     3.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, the Shareholder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement or prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Shareholder expressly for use therein or by the failure of the Shareholder to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Shareholder with a sufficient number of copies of the same.
     3.2 Indemnification by the Shareholder. The Shareholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person (as hereinafter defined) who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement or prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any information so furnished in writing by the Shareholder contains such untrue statement or omits a material fact required to be stated therein necessary to make the statements therein not misleading; provided, however, that any such obligation of the Shareholder to indemnify the Company hereunder shall be limited to the aggregate value of the Acquired Shares at the effective date of the Registration Statement.
     3.3 Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
     3.4 Investigation; Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided under Section 3.1 or Section 3.2 of this Agreement is for any reason unavailable to, or insufficient to hold harmless, an indemnified party, then each indemnifying party shall contribute to the amount paid or payable to the indemnified party or parties an amount that is proportionate to reflect the relative fault of such indemnifying party on the one hand and the indemnified party or parties on the other.
SECTION 4. RULE 144 TRANSACTIONS.
     4.1 Undertaking to File Reports and Cooperate in Rule 144 Transactions. For as long as the Shareholder continues to hold any Common Stock, the Company shall use its Best Efforts to file with the SEC, on a timely basis, all annual, quarterly and other periodic reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations thereunder; provided, however, that the foregoing shall not be construed to require the Company to prepare and file periodic reports if it is not required to do so under the Exchange Act. In the event of any proposed sale by the Shareholder of Common Stock pursuant to Rule 144 under the Securities Act or otherwise as provided herein, which sale is to be made in accordance with the terms of Section 5.1(b) hereof, the Company shall cooperate with the Shareholder so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the transfer agent of the Company and the reasonable requirements of the broker through which the sales are proposed to be executed.
SECTION 5. RESTRICTIONS ON TRANSFER.
     5.1 Permitted Transfers. The Shareholder hereby agrees that, until it and any permitted transferees under Section 5.1(b) or (c) hereunder have disposed of all of the Registrable Securities, it will not, directly or indirectly, without the prior written consent of the Company, sell, distribute, transfer or otherwise dispose of any shares of Common Stock except:
(a)	sales of Common Stock pursuant to Rule 144 under the Securities Act;

(b)	a bona fide pledge of or the granting of a security interest in the shares of Common Stock to an institutional lender for money borrowed, provided that such lender acknowledges in writing that it has received a copy of this Agreement and agrees, upon its becoming the owner of, or obtaining dispositive authority with respect to or in connection with any disposition of, any such shares of Common Stock, to be bound by the provisions of this Agreement in connection with any right it may have to dispose of or vote any such shares of Common Stock (and, upon agreeing so to be bound, the provisions of this Agreement shall inure to the benefit of such party);

(c)	dispositions of Common Stock by the Shareholder to Donald G. Chamberlain as controlling equity owner of Shareholder, or to any Family Member (as hereinafter defined) of Mr. Chamberlain; provided, however, that each such transferee shall receive and hold such Common Stock subject to, and such transferee and all of the transferees’ Affiliates (as hereinafter defined) shall agree to be bound by, all the terms of this Agreement, which terms shall also inure to the benefit of such transferees, and there shall be no further transfer of such shares except in accordance with the provisions of this Section 5.1; or

(d)	dispositions pursuant to any merger, consolidation, reorganization or recapitalization to which the Company is a party or in connection with any reclassification of the Common Stock.
SECTION 6. DEFINITIONS.
     “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor statute.
     “Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust (all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended), the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
     “Person” means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization or any other entity or organization, including a governmental entity or any department, agency or political subdivision thereof.
     “Registrable Securities” means (i) the Share Consideration, (ii) any other Buyer Common Stock issued as a dividend or other distribution on or as a result of a subdivision, combination or reclassification of any Share Consideration and (iii) any Common Stock issued to the Shareholder in any merger, consolidation or business combination involving the Company.
     “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, any fees with respect to filings required to be made with the NASD, printing expenses, messenger and delivery and mailing expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all registered public accounting firms retained by the Company and other Persons retained by the Company.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor statute.
SECTION 7. MISCELLANEOUS.
     7.1 Legends and Stop Transfer Orders.
(a)	The Shareholder hereby agrees that all certificates representing Registrable Securities shall have the following legend (or other legend to the same effect): “The shares represented by this certificate are subject to certain restrictions on transfer and other restrictions pursuant to the provisions of a Registration Rights Agreement, dated September 18, 2008, between the Shareholder and the Company, a copy of which is on file at the office of the corporate secretary of the Company.”

(b)	The Shareholder hereby agrees to the entry of stop transfer orders with the transfer agent and registrar of the Common Stock against the transfer (other than in compliance with this Agreement) of legended securities held by the Shareholder (or their permitted transferees under Section 5.1(b) or (c) hereof).

(c)	The Company agrees to remove any stop transfer orders provided in Section 7.1(b) in sufficient time to permit any party to make any transfer permitted by the terms of this Agreement.
     7.2 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which violates the rights granted to the Shareholder in this Agreement.
     7.3 Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted hereunder.
     7.4 Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholder except by a written agreement signed by the Company and the Shareholder.
     7.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective heirs, legal representatives, successors and permitted assigns of the parties hereto, whether so expressed or not (including, without limitation, any Person that is a legal representative or permitted assignee of, or the successor to, the Company or the Shareholder).
     7.6 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.
     7.7 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     7.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

     7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE.
     7.11 Notices. All notices, requests, demands, claims, instructions and other communications hereunder shall be in writing. Any notice, request, demand, claim, instruction or other communication to be given hereunder by any party to the other parties shall be sent by facsimile (with confirmation received of the recipient’s number) to the number stated below or shall be delivered personally or sent by registered or certified mail (postage prepaid and return receipt requested) to the address stated below.
If to the Company:
ION Geophysical Corporation
2105 City West Blvd., Suite 400
Houston, Texas 77042
Attention: Brian Hanson
Facsimile: 281-879-3674
Copy to (which shall not constitute notice):
ION Geophysical Corporation
2105 City West Blvd., Suite 400
Houston, Texas 77042
Attention: David L. Roland, Esq.
Facsimile: 281-879-3600
And:
Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: Marc H. Folladori
Facsimile: 713-238-4696
If to the Shareholder:
1236929 Alberta Ltd.
161 Lochend Drive
Cochrane, Alberta T4C 2H2
Attention: Donald G. Chamberlain
Facsimile: 403-932-2438
Copy to (which shall not constitute notice):
Borden Ladner Gervais LLP
1000 Canterra Tower
400 Third Avenue S.W.
Calgary, Alberta T2P 4H2
Attention: David C. Whelan
Facsimile: 403-266-1395

or at such other facsimile number or address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is sent by facsimile or addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed on the date indicated on the facsimile confirmation or the postal receipt. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ION GEOPHYSICAL CORPORATION

By:	/s/ David L. Roland

Name:	David L. Roland

Title:	Senior Vice President and General Counsel

1236929 ALBERTA LTD.

By:	/s/ Donald Chamberlain

Name:	DONALD CHAMBERLAIN
Title:	President